EXHIBIT 99.1

Media relations contact: Judy DeRango Wicks (678) 375-1595 jdwicks@checkfree.com	Investor relations contact: Tina Moore (678) 375-1278 tmoore@checkfree.com

FOR IMMEDIATE RELEASE
CheckFree Reports Fiscal 2007 Third Quarter Results
ATLANTA (April 24, 2007) — CheckFree Corporation (Nasdaq: CKFR) today announced third quarter underlying revenue of $241.2 million, and Generally Accepted Accounting Principles (GAAP) revenue of $230.2 million. Underlying revenue for the quarter excludes a charge for the value of warrants earned by a customer during the quarter. These revenues represent 6 percent and 1 percent growth over the same quarter of last year on an underlying- and GAAP-basis, respectively. The Company’s underlying net income was $44.0 million, or $0.49 per share, and GAAP net income for the quarter was $30.0 million, or $0.33 per share. Free cash flow was $57.5 million for the third quarter as outlined in Attachment A.
Underlying Results: Underlying net income for the third quarter was $44.0 million, compared to $40.1 million for the same quarter of last year. Underlying earnings per share were $0.49 for the third quarter of fiscal 2007, compared to $0.43 per share for the third quarter of last year. Underlying revenue for the third quarter of fiscal 2007 excludes an $11.0 million charge for the value of one million performance-based warrants earned by a customer. Underlying net income and earnings per share for the third quarter of fiscal 2007 exclude the amortization of acquisition-related intangible assets; the above-described impact of warrants earned by a customer; acquisition-related integration costs; and the SFAS 123(R) impact of stock options issued prior to July 1, 2004, all net of related income tax benefits. Underlying net income and earnings per share for the third quarter of fiscal 2006 exclude the amortization of acquisition-related intangible assets; the SFAS 123(R) impact of options issued prior to July 1, 2004; the historical effect of discontinued operations on revenue and net income on all periods reported, resulting from a divestiture in the March 2006 quarter; and their related combined tax benefits. A reconciliation of CheckFree’s quarterly and nine-month underlying results to its GAAP results is included in Attachment A.
GAAP Results: Net income for the third quarter of fiscal 2007 was $30.0 million, compared to net income of $37.7 million for the same quarter last year. Earnings per share were $0.33 for the third quarter of fiscal 2007, compared to earnings per share of $0.40 for the third quarter of last year. Net cash provided by operating activities was $64.7 million for the third quarter of fiscal 2007, compared to $72.5 million for the same period last year.
“We continue to manage the balance between operations and sales execution and investment in our long-term growth initiatives,” said Pete Kight, CheckFree Chairman and Chief Executive Officer. “For the quarter, our Electronic Commerce Division

CheckFree Reports Fiscal 2007 Third Quarter Results

reported good growth in bank-based transactions and e-bill distribution and our Investment Services Division reported solid increases in core accounts under management, while our Software business fell short of its expected sales levels.”
Third Quarter Highlights
During the third quarter of fiscal 2007, the Company reported that the Electronic Commerce Division processed 340.9 million transactions, representing an overall sequential transaction growth rate of 6 percent. Consumer Service Provider (CSP) transactions at banks, credit unions and other financial institutions increased 7 percent sequentially and non-CSP transactions increased 1 percent.
CheckFree Investment Services continued to report more than 2.6 million portfolios under management, compared to almost 2.2 million in the third quarter of fiscal 2006, representing an 18 percent year-over-year increase.
During the quarter, the Software Division announced its agreement to acquire Carreker Corporation, a Dallas, Texas-based payments software and consulting company, and consummated the acquisition on April 2. Also in the quarter, the Electronic Commerce Division announced its intent to acquire Corillian Corporation (Nasdaq: CORI), a Hillsboro, Oregon-based Internet banking software and services company. The Company currently anticipates that the acquisition will close in the second calendar quarter of 2007, following the requisite approval by Corillian’s shareholders, the expiration or termination of the antitrust waiting period and the satisfaction or waiver of all other closing conditions. However, the timing of the closing may be affected by an early termination of the antitrust waiting period or the issuance of any additional requests for information from the Department of Justice Antitrust Division.
Refer to Attachment B for details on the financial performance of CheckFree’s divisions in the third quarter of fiscal 2007, and Attachment C for electronic billing and payment metrics.
Financial Outlook for the Fourth Quarter and the Fiscal Year
“For the fourth quarter, we expect sequential transaction growth from the CSP channel of 1 to 3 percent and a negative 3 to negative 1 percent change from our non-CSP channel,” said David Mangum, CheckFree Chief Financial Officer. “Given our performance in new sales in Electronic Commerce in the third quarter, we have reduced our new sales and new customer conversion expectations for the fourth quarter. In addition, while we expect a solid fourth quarter for revenue in our Software Division, we no longer believe we will achieve our targeted full-year license sales goal.”
“As a result, excluding the Carreker acquisition, we now expect full-year GAAP earnings per share in the range of $1.46 to $1.48, and underlying earnings per share in the range of $1.86 to $1.88,” he said. “We expect free cash flow of about $190 million, and continue

CheckFree Reports Fiscal 2007 Third Quarter Results

to expect CSP-channel transaction growth for the year to remain in the mid-20 percent range and a total transaction growth percentage in the mid-teens.”
“For the fourth quarter of the fiscal year, also excluding the Carreker acquisition, we expect GAAP and underlying revenues between $245 and $250 million, earnings per share in the range of $0.48 to $0.50 on an underlying basis, and earnings per share in the range of $0.40 to $0.42 on a GAAP basis,” continued Mangum.
“We expect Carreker to add between $24 and $26 million of underlying revenue and be about 2 to 3 cents dilutive to underlying earnings per share for both the quarter and the year, and modestly dilutive to free cash flow,” said Mangum. “We are in the process of finalizing our purchase accounting for the Carreker acquisition. Based on current purchase accounting estimates, which we will true up for fiscal year end reporting, we expect Carreker to add between $12 and $14 million of GAAP revenue and to be about 14 to 15 cents dilutive to GAAP earnings per share for the quarter and the year.”
“For the full-year, inclusive of the Carreker acquisition, we expect GAAP earnings per share in the range of $1.31 to $1.34, underlying earnings per share in the range of $1.83 to $1.86, and free cash flow of about $185 million,” continued Mangum. “Each of our expectations including Carreker will be trued up after our purchase accounting processes are complete.”
“Our full-year expectations do not include any impact of the pending Corillian acquisition,” concluded Mangum.
The difference between GAAP and underlying revenue expectations for the fourth quarter of fiscal 2007 is due to a decrease in the value of the deferred revenue liability acquired with Carreker expected to result from a required purchase accounting revaluation. The difference between GAAP and underlying earnings expectations for fiscal 2007 and the fourth quarter of fiscal 2007 is due to expected acquisition-related intangible amortization expenses; a purchase accounting reduction in the value of the deferred revenue acquired with Carreker; the SFAS 123(R) impact of options issued prior to July 1, 2004; acquisition-related integration costs and the related income tax charges or benefits from each of the foregoing.
Conference Call on the Internet
CheckFree will broadcast its conference call at 5 p.m. EDT today to review financial results for the third quarter and its expectations for the fourth quarter and for fiscal 2007. Participants should dial 1-877-232-1067 any time after 4:45 p.m. EDT and ask for the CheckFree conference call. The live conference call will be accessible through the Investor Center section of the CheckFree website at http://www.checkfreecorp.com. A digital replay of the call will be available on the CheckFree website after 7 p.m. EDT.
About CheckFree (www.checkfreecorp.com)
Founded in 1981, CheckFree Corporation (Nasdaq: CKFR) provides financial electronic commerce services and products to organizations around the world. CheckFree Electronic

CheckFree Reports Fiscal 2007 Third Quarter Results

Commerce solutions enable thousands of financial services providers and billers to offer the convenience of receiving and paying household bills online, via phone or in person through retail outlets. CheckFree Investment Services provides a broad range of investment management solutions and outsourced services to hundreds of financial services organizations, which manage about $1.8 trillion in assets. CheckFree Software develops, markets and supports payment processing solutions that are used by financial institutions to process more than two-thirds of the 14 billion Automated Clearing House transactions in the United States, and supports reconciliation, exception management, risk management, transaction process management, corporate actions processing, and compliance within thousands of organizations worldwide.
Certain of the Company’s statements in this press release are not purely historical, and as such are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding management’s intentions, plans, beliefs, expectations or projections of the future, and include statements regarding the Company’s proposed acquisition of Corillian, as well as the Company’s forecasts and expectations of revenue for fiscal 2007 and the fourth quarter of fiscal 2007, earnings per share for fiscal 2007 and the fourth quarter of fiscal 2007, sequential and full-year transaction growth, the general performance of the Company’s divisions for fiscal 2007 and the fourth quarter of fiscal 2007, free cash flow for fiscal 2007 as a whole, and our expectations for fiscal 2007 and fourth quarter of fiscal 2007 based on current purchase accounting estimates for the Carreker acquisition (paragraphs 4, 7, 9, 10, 11, 12, 13, 14 and 15). Forward-looking statements involve risks and uncertainties, including without limitation, the various risks inherent in the Company’s business, and other risks and uncertainties detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended June 30, 2006 (filed September 8, 2006); Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 (filed November 8, 2006); and Quarterly Report on Form 10-Q for the quarter ended December 31, 2006 (filed February 8, 2007). Further, with respect to the proposed acquisition of Corillian, although the Company and Corillian have signed an agreement for a subsidiary of the Company to merge with and into Corillian, there is no assurance that they will complete the proposed merger. The proposed merger may not occur if the companies do not receive necessary approval of Corillian’s shareholders, or if it is blocked by a governmental agency, or if either Corillian or the Company fail to satisfy other conditions to closing. One or more of these factors have affected, and could in the future affect the Company’s business and financial results in future periods, and could cause actual results to differ materially from plans and projections. There can be no assurance that the forward-looking statements made in this press release will prove to be accurate, and issuance of such forward-looking statements should not be regarded as a representation by the Company, or any other person, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to management, and the Company assumes no obligation to update any forward-looking statements.
# # #

CheckFree Reports Fiscal 2007 Third Quarter Results

CHECKFREE CORPORATION AND SUBSIDIARIES
Consolidated Condensed Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2007	2006	2007	2006
Revenues:
Processing and servicing	$199,315	$192,786	$595,568	$563,143
License fees	9,076	9,479	30,471	24,859
Maintenance fees	11,857	11,078	35,311	30,707
Professional fees	9,960	13,584	34,637	35,755

Total revenues	230,208	226,927	695,987	654,464

Expenses:
Cost of processing, servicing and support	98,197	91,351	284,956	253,026
Research and development	25,870	26,038	78,931	72,865
Sales and marketing	21,085	22,107	66,630	61,272
General and administrative	18,980	16,219	54,158	48,777
Depreciation and amortization	21,517	22,349	64,629	77,749

Total expenses	185,649	178,064	549,304	513,689

Income from continuing operations	44,559	48,863	146,683	140,775
Equity in net loss of joint venture	(264)	(973)	(1,186)	(2,447)
Interest income, net	3,238	3,011	9,228	8,383

Income from continuing operations before income taxes	47,533	50,901	154,725	146,711
Income tax expense	17,513	18,720	58,211	55,180

Income from continuing operations	30,020	32,181	96,514	91,531

Income from discontinued operations before income taxes	—	13,056	—	14,311
Income tax expense on discontinued operations	—	7,581	—	8,064

Income from discontinued operations	—	5,475	—	6,247

Net income	$30,020	$37,656	$96,514	$97,778

Basic income per share:
Income per share from continuing operations	$0.34	$0.35	$1.09	$1.01
Income per share from discontinued operations	—	$0.06	—	$0.07

Total basic income per share	$0.34	$0.41	$1.09	$1.08

Weighted average number of shares	87,437	91,257	88,472	90,883

Diluted income per share:
Income per share from continuing operations	$0.33	$0.34	$1.06	$0.98
Income per share from discontinued operations	—	$0.06	—	$0.07

Total diluted income per share	$0.33	$0.40	$1.06	$1.05

Weighted average number of shares	89,858	94,199	91,041	93,533

CheckFree Reports Fiscal 2007 Third Quarter Results

CHECKFREE CORPORATION AND SUBSIDIARIES
Consolidated Condensed Balance Sheets
(Unaudited)
(In thousands)

	March 31,	June 30,
	2007	2006
Current assets:
Cash, cash equivalents and investments	$337,505	$317,613
Settlement assets	128,365	107,128
Accounts receivable, net	157,834	146,605
Prepaid expenses and other assets	31,545	39,810
Deferred income taxes	5,463	7,311

Total current assets	660,712	618,467

Property and equipment, net	122,211	100,217
Capitalized software and intangible assets, net	876,396	906,767
Investments	59,309	78,559
Other noncurrent assets	10,215	8,779
Deferred income taxes	58,414	45,240

Total assets	$1,787,257	$1,758,029

Current liabilities:
Accounts payable, accrued liabilities and other	$89,601	$92,100
Settlement obligations	124,004	103,732
Deferred revenue	50,585	40,301

Total current liabilities	264,190	236,133

Accrued rent and other	4,483	3,844
Deferred income taxes	387	2,964
Deferred revenue	3,022	3,021
Capital leases and long-term obligations, less current portion	49,073	28,432

Total stockholders’ equity	1,466,102	1,483,635

Total liabilities and stockholders’ equity	$1,787,257	$1,758,029

CheckFree Reports Fiscal 2007 Third Quarter Results

Attachment A
Calculation of Free Cash Flow
(Unaudited)
(In thousands)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2007	2006	2007	2006
Net cash provided by operating activities	$64,708	$72,539	$171,190	$172,801
Excluding: Net change in settlement accounts	1,057	(68)	965	2,194
Less: Capital expenditures	(15,348)	(10,175)	(40,883)	(33,817)
Plus: Data center reimbursements	7,105	—	11,295	—

Free cash flow	$57,522	$62,296	$142,567	$141,178

Additional Information:
Cash (used in)/provided by investing activities	$(3,461)	$(79,422)	$12,104	$(87,487)

Cash (used in)/provided by financing activities	$11,481	$4,277	$(130,702)	$17,591

Use of Non-GAAP Financial Information
     We supplement our reporting of cash flow information determined in accordance with Generally Accepted Accounting Principles in the United States of America (“GAAP”) by using “free cash flow” in this earnings release as a measure to evaluate our liquidity. We define free cash flow as net cash provided by operating activities, exclusive of the net change in settlement accounts and less capital expenditures, plus data center reimbursements. We believe free cash flow provides useful information to management and investors in understanding our financial results and assessing our prospects for future performance. We also use free cash flow as a factor in determining long-term incentive compensation for senior management.
     We exclude the net change in settlement accounts from free cash flow because we believe this facilitates management’s and investors’ ability to analyze operating cash flow trends. In connection with our walk-in payment business, our consolidated balance sheet reflects settlement assets and settlement obligations. The settlement assets represent payment receipts in transit to us from agents, and the settlement obligations represent scheduled but unpaid payments due to billers. Balances in settlement accounts fluctuate daily based on deposit timing and payment transaction volume. These timing differences are not reflective of our liquidity, and thus, we exclude the net change in settlement accounts from free cash flow.
     As a technology company, we make significant capital expenditures in order to update our technology and to remain competitive. Our free cash flow reflects the amount of cash we generated that remains, after we have met those operational needs, for the evaluation and execution of strategic initiatives such as acquisitions, stock and/or debt repurchases and other investing and financing activities, including servicing additional debt obligations. During the fourth quarter of fiscal 2006, we entered into a credit facility to finance the construction of data centers. Amounts we spend to construct these data centers are included in our capital expenditures, but will be fully reimbursed by the credit facility. The reimbursements from the credit facility are added to our free cash flow measure because these expenditures do not impact our overall liquidity. The data center reimbursements line represents a change to our definition of free cash flow as of the quarter ended June 30, 2006.
     Free cash flow does not solely represent residual cash flow available for discretionary expenditures, as certain of our non-discretionary obligations are also funded out of free cash flow. These consist primarily of payments on capital leases and other long-term commitments, if any, as reflected in the table entitled “Contractual Obligations” in the “Liquidity and Capital Resources” section of “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2006, which we filed with the Securities and Exchange Commission on September 8, 2006.
     The Company’s free cash flow should be considered in addition to, and not as a substitute for, net cash provided by operating activities or any other amount determined in accordance with GAAP. Further, CheckFree’s measure of free cash flow may not be comparable to similarly titled measures reported by other companies.

CheckFree Reports Fiscal 2007 Third Quarter Results

Attachment A (continued)
Reconciliation of GAAP to Underlying Net Income and Earnings Per Share
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2007	2006	2007	2006
Total revenues — GAAP	$230,208	$226,927	$695,987	$654,464
Impact of warrants issued to a customer (1)	10,950	—	10,950	—
Impact of discontinued operations (2)	—	797	—	4,957

Total revenues — underlying	$241,158	$227,724	$706,937	$659,421

Net income from continuing operations per GAAP	$30,020	$32,181	$96,514	$91,531
Impact of discontinued operations (2)	—	5,475	—	6,247

Net income per GAAP	30,020	37,656	96,514	97,778
Amortization of acquisition-related intangible assets	10,133	11,254	31,256	46,451
SFAS 123(R) — Stock options issued before July 1, 2004	319	777	1,342	3,375
Impact of warrants issued to a customer (1)	10,950	—	10,950	—
Integration costs associated with acquisitions	937	—	937	—
Gain from discontinued operations, net of tax	—	(5,376)	—	(5,597)
Tax benefit of underlying adjustments	(8,315)	(4,175)	(16,792)	(17,705)

Underlying net income	$44,044	$40,136	$124,207	$124,302

GAAP and underlying basic weighted average shares outstanding	87,437	91,257	88,472	90,883
GAAP and underlying impact of dilutive options and warrants	2,421	2,942	2,569	2,650
GAAP and underlying diluted weighted average shares outstanding	89,858	94,199	91,041	93,533

GAAP basic earnings per share	$0.34	$0.41	$1.09	$1.08
GAAP diluted earnings per share	$0.33	$0.40	$1.06	$1.05
Underlying basic earnings per share	$0.50	$0.44	$1.40	$1.37
Underlying diluted earnings per share	$0.49	$0.43	$1.36	$1.33

(1)See Page 10, footnote 3.
(2)See Page 10, footnote 2.
Use of Non-GAAP Financial Information
     We supplement our reporting of total revenues, income (loss) from operations, net income (loss) and earnings (loss) per share information determined in accordance with GAAP by using “underlying revenue,” “underlying income (loss) from operations,” “underlying net income (loss)” and “underlying earnings (loss) per share” in this earnings release. Management believes that certain non-cash adjustments to revenues or expenses enhance our evaluation of our performance, and are not pertinent to day-to-day operational decision making in the business. Therefore, we exclude these items from GAAP revenue, income (loss) from operations, net income (loss) and earnings (loss) per share in calculating underlying revenue, underlying income (loss) from operations, underlying net income (loss) and underlying earnings (loss) per share.
     Examples of such non-cash charges may include, but not be limited to, intangible asset amortization expense and in-process research and development costs associated with acquisitions, integration costs associated with acquisitions, charges associated with the impairment of intangible assets, the impact of discontinued operations, charges resulting from warrants issued to third parties, and charges associated with reorganization activities, all offset by the cumulative tax impact of these charges. We exclude these items in order to more clearly focus on the factors we believe are pertinent to the daily management of our operations, and our management uses underlying results to evaluate the impact of operational business decisions. We regularly report underlying results to our Chairman and Chief Executive Officer, our chief operating decision maker, who uses this information in allocating resources to our various business units. Additionally, as we reward our management for their decisions that increase revenues and decrease controllable costs, we use underlying revenues and underlying income (loss) from operations as factors in determining short-term incentive compensation for management, and use underlying revenues, underlying net income (loss) and underlying earnings (loss) per share as factors in determining long-term incentive compensation for management.
     Because we utilize underlying financial results in the management of our business and to determine incentive compensation for management, we believe this supplemental information is useful to investors for their independent evaluation and understanding of the performance of our management and our core business performance. Our underlying revenues, underlying income (loss) from operations, underlying net income (loss) and underlying earnings (loss) per share should be considered in addition to, and not as a substitute for, revenues, income (loss) from operations, net income (loss) or earnings (loss) per share or any other amount determined in accordance with GAAP. Our measures of underlying revenues, underlying income (loss) from operations, underlying net income (loss) and underlying earnings (loss) per share reflect management’s judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.

CheckFree Reports Fiscal 2007 Third Quarter Results

Attachment A (continued)
CHECKFREE CORPORATION AND SUBSIDIARIES
Supplemental Underlying Consolidated Condensed Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2007	2006	2007	2006
Revenues:
Processing and servicing	$210,265	$193,539	$606,518	$567,863
License fees	9,076	9,479	30,471	24,859
Maintenance fees	11,857	11,089	35,311	30,733
Other	9,960	13,617	34,637	35,966

Total revenues	241,158	227,724	706,937	659,421

Expenses:
Cost of processing, servicing and support	98,119	91,186	284,629	252,388
Research and development	25,776	26,046	78,536	73,236
Sales and marketing	21,030	22,044	66,399	61,161
General and administrative	17,951	16,144	52,832	48,758
Depreciation and amortization	11,384	11,175	33,373	31,787

Total expenses	174,260	166,595	515,769	467,330

Income from operations	66,898	61,129	191,168	192,091
Equity in net loss of joint venture	(264)	(973)	(1,186)	(2,447)
Interest income, net	3,238	3,011	9,228	8,383

Income before income taxes	69,872	63,167	199,210	198,027

Income tax expense	25,828	23,031	75,003	73,725

Net income	$44,044	$40,136	$124,207	$124,302

Basic income per share:
Net income	$0.50	$0.44	$1.40	$1.37

Weighted average number of shares	87,437	91,257	88,472	90,883

Diluted income per share:
Net income	$0.49	$0.43	$1.36	$1.33

Weighted average number of shares	89,858	94,199	91,041	93,533

CheckFree Reports Fiscal 2007 Third Quarter Results

Attachment B
Reconciliation of GAAP Results to
Underlying Results by Segment
(Unaudited)
(In thousands)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2007	2006	2007	2006
Electronic Commerce:
Total revenues — GAAP	$173,760	$169,438	$521,202	$496,187
Impact of warrants to a customer (3)	10,950	—	10,950	—

Total revenues — underlying	$184,710	$169,438	$532,152	$496,187

Operating income — GAAP	$45,997	$50,066	$147,796	$149,796
Amortization of acquisition-related intangible assets	8,865	9,110	27,359	40,037
Impact of warrants to a customer (3)	10,950	—	10,950	—
Integration costs related to acquistions	35	—	35	—
SFAS 123(R) — Stock options issued before July 1, 2004 (1)	232	563	976	2,449

Underlying operating income	$66,079	$59,739	$187,116	$192,282

Investment Services:
Total revenues — GAAP	$30,743	$27,833	$90,002	$78,542
Impact of discontinued operations (2)	—	797	—	4,957

Total revenues — underlying	$30,743	$28,630	$90,002	$83,499

Operating income — GAAP	$6,225	$3,323	$16,391	$10,290
Amortization of acquisition-related intangible assets	484	547	1,452	1,508
SFAS 123(R) — Stock options issued before July 1, 2004 (1)	33	80	138	347
Impact of discontinued operations (2)	—	235	—	1,490

Underlying operating income	$6,742	$4,185	$17,981	$13,635

Software:
Total revenues — GAAP and underlying	$25,705	$29,656	$84,783	$79,735

Operating income — GAAP	$1,673	$5,864	$13,836	$10,913
Amortization of acquisition-related intangible assets	784	1,597	2,445	4,906
Integration costs related to acquistions	902	—	902	—
SFAS 123(R) — Stock options issued before July 1, 2004 (1)	14	35	59	150

Underlying operating income	$3,373	$7,496	$17,242	$15,969

Corporate:
Operating loss — GAAP	$(9,336)	$(10,390)	$(31,340)	$(30,224)
SFAS 123(R) — Stock options issued before July 1, 2004 (1)	40	99	169	429

Underlying operating loss	$(9,296)	$(10,291)	$(31,171)	$(29,795)

(1) At the beginning of fiscal 2005, we implemented a new long-term incentive compensation philosophy, which significantly reduced overall participation and focused on restricted stock with limited stock options. As a result, we recorded the cost of restricted stock throughout fiscal 2005 in both underlying and GAAP results. In fiscal 2006, we have adopted SFAS 123(R), and are consequently recording all long-term incentive grants, both restricted stock and options, as an expense to both underlying and GAAP results. The adjustment from GAAP to underlying operating results in the table above reflects the SFAS 123(R) charge associated with options granted prior to July 1, 2004 under our previous compensation philosophy, which were originally accounted for utilizing APB 25.
(2) In the third quarter ended March 31, 2006, the divestiture of our M-Solutions business, a component of our Investment Services segment, created a unique situation for our presentation of underlying results versus GAAP results. SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” requires us to report the results of operations from the disposed business, including any gain or loss on the sale, as an income statement item separately captioned “earnings from discontinued operations” on our GAAP basis unaudited condensed Statements of Operations. This treatment is required for all periods presented, not just the period in which the sale took place. In contrast, for purposes of our underlying results, we have excluded the gain on disposition in the current periods, and included the results of the M-Solutions business for the periods of time that we owned the business and for all of the prior periods presented.
(3) In the third quarter ended March 31, 2007, a bank customer vested in 1,000,000 warrants as a result of achieving certain milestones. These warrants provide the customer the opportunity to purchase shares of CheckFree Corporation at an exercise price of $32.50, and were valued at $10.95 per warrant based on a Black-Scholes valuation.

CheckFree Reports Fiscal 2007 Third Quarter Results

Attachment C
Electronic Billing and Payment Metrics
(in millions, except revenue/transaction and percentages)

	Quarter Ended
	3/31/2007	12/31/2006	9/30/2006	6/30/2006	3/31/2006
Transactions
CSP:
Revenue(1)	$122.5	$116.8	$114.2	$111.8	$113.8
Revenue / Transaction	$0.45	$0.46	$0.48	$0.49	$0.52
Transactions	269.6	251.5	235.7	227.5	217.3
Sequential Quarterly Growth	7%	7%	4%	5%	9%

Non-CSP:
Revenue	$39.6	$38.3	$36.2	$34.4	$36
Revenue / Transaction	$0.56	$0.54	$0.48	$0.46	$0.47
Transactions	71.2	70.5	76.0	74.7	76.0
Sequential Quarterly Growth	1%	-7%	2%	-2%	7%

Total:
Revenue	$162.1	$155.1	$150.4	$146.2	$149.8
Transactions	340.9	322.0	311.7	302.2	293.3
Sequential Quarterly Growth	6%	3%	3%	3%	8%

e-Bill Delivery
Revenue	$9.8	$8.7	$8.5	$8	$7.4
Revenue / e-Bill	$0.17	$0.16	$0.16	$0.16	$0.16
e-Bills Delivered	58.7	54.9	51.8	50.0	46.7
Sequential Quarterly Growth	7%	6%	3%	7%	3%

Other EC Revenue(2)	$12.8	$12.6	$12.1	$12.3	$12.2

Other Performance Metrics
Active Full Service Subscribers(3)	11.6	11.1	10.5	10.0	9.7

(1) CSP Revenue excludes the impact of warrants issued to a customer.
(2) Other revenue includes Health and Fitness, Professional Services and Stored Value Products.
(3) “Active” refers to subscribers who have viewed or paid a bill in the last 90 days at a Consumer Service Provider that outsources essentially all of its electronic billing and payment (EBP) functions to CheckFree.